CAMDEN NATIONAL CORPORATION REPORTS 2016 NET INCOME
OF $40.1 MILLION AND EARNINGS PER SHARE OF $2.57

CAMDEN, Maine, January 31, 2017/PRNewswire/--Camden National Corporation (NASDAQ: CAC; “Camden National” or the “Company”), a $3.9 billion bank holding company headquartered in Camden, Maine, reported net income for the fourth quarter of 2016 of $10.9 million and diluted earnings per share ("EPS")1 of $0.70 per share, which was consistent with the previous quarter's performance.

For the year ended December 31, 2016, the Company reported net income of $40.1 million and diluted EPS of $2.57, representing a 91% increase in net income and a 49% increase in diluted EPS over last year. The Company's return on average assets and return on average equity for the year ended December 31, 2016 was 1.04% and 10.47%, respectively.

“We had strong financial results in 2016, which was our first full year after our merger with The Bank of Maine. We are extremely pleased with our many accomplishments and growth throughout the year,” said Gregory A. Dufour, President and Chief Executive Officer of the Company. "We successfully executed our integration strategy to achieve the synergies and cost savings we had committed to by delivering on an efficiency ratio2 of 57.53%, and increasing tangible book value2 by 11% over last year."

Dufour added, "In addition to our strong financial performance in 2016, we also took steps to provide our shareholders with additional returns, through a 15% increase in our fourth quarter dividend, and increasing our stock liquidity through completion of a three-for-two stock split during the third quarter."

The Company reported adjusted net income2 for the fourth quarter of 2016 of $10.9 million and adjusted diluted EPS2 of $0.70 per share, representing increases over the same period last year of 42% and 35%, respectively. For the year ended December 31, 2016, the Company reported adjusted net income2 of $40.6 million and adjusted diluted EPS2 of $2.61, representing increases over last year of 44% and 12%, respectively.

FOURTH QUARTER 2016 HIGHLIGHTS

•	Net income of $10.9 million and diluted EPS of $0.70 per share

•	Return on average assets of 1.12%, return on average equity of 11.01%, and an efficiency ratio[2] of 57.89%

•	Dividend increase of $0.03 per share, or 15%, over last quarter

•	Completed merger of Camden National's wholly-owned subsidiary, Acadia Trust, N.A., into Camden National Bank creating Camden National Wealth Management, a division of Camden National Bank

YEAR-END DECEMBER 31, 2016 HIGHLIGHTS

•	Net income of $40.1 million and diluted EPS of $2.57 per share

•	Return on average assets of 1.04%, return on average equity of 10.47% and an efficiency ratio[2] of 57.53%

•	Loan growth of 4% driven by growth of 11% within our commercial loan portfolio

•	Residential mortgage production of approximately $370.0 million, of which approximately 65% was sold to the secondary market

•	Core deposits growth (demand, interest checking, saving and money market) of 4%

•	Tangible book value accretion of 11% in 2016

•	Completion of a three-for-two stock split

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1 All share and per share data has been adjusted for all periods presented to reflect the three-for-two stock split on September 30, 2016.
2 This is a non-GAAP measure. Please refer to the "Reconciliation of non-GAAP to GAAP Financial Measures" for further details.

FINANCIAL CONDITION

Total assets at December 31, 2016 were $3.9 billion, compared to $3.7 billion last year. Total asset growth of 4% over last year was driven by loan growth (excluding loans held for sale) of $104.4 million, or 4%, and, secondarily, by growth of our investment portfolio of $41.7 million, or 5%. At both December 31, 2016 and 2015, our ratio of loans to total assets was 67% and investments to total assets was 23%.

Total loans at December 31, 2016 (excluding loans held for sale) were $2.6 billion, compared to $2.5 billion last year. Our 2016 loan growth, excluding the Healthcare Professional Funding Corporation ("HPFC") loan portfolio, was 5%. The HPFC loan portfolio was acquired as part of the acquisition of SBM Financial, Inc. ("SBM"), the parent company of The Bank of Maine, and shortly thereafter HPFC's operations were discontinued in the first quarter of 2016. Our 2016 loan growth was centered in commercial real estate loans and commercial loans with growth of 13% and 12%, respectively, driving commercial real estate loans to $1.1 billion and commercial loans to $333.6 million at December 31, 2016. Our retail portfolio at December 31, 2016 decreased 3% since last year to $1.1 billion. The decrease in our retail portfolio in 2016 was the result of our home equity portfolio declining by 5% and residential mortgages decreasing 2%. We focused our attention on residential mortgage production that translated into originations of approximately $370.0 million in 2016, of which we sold approximately 65%.

Total deposits at December 31, 2016 grew 4% over last year to $2.8 billion. Core deposits (demand, interest checking, saving and money market) increased 4% over last year to $2.1 billion. The decrease in certificate of deposit balances of 9% since last year was supplemented by an increase in brokered deposits of $73.5 million. Total borrowings increased 5% over last year to $600.0 million at December 31, 2016.

Our asset quality continues to remain strong with non-performing assets to total assets of 0.67% and non-performing loans to total loans of 0.97%, representing slight increases over last year of 1 basis point and 4 basis points, respectively. Our ratio of loans 30-89 days past due to total loans at December 31, 2016 was 0.24%, compared to 0.40% last year.

The Company and its wholly-owned subsidiary Camden National Bank, continue to maintain risk-based capital ratios in excess of the regulatory levels required for an institution to be considered “well capitalized.” At December 31, 2016, the Company’s total risk-based capital ratio, Tier I risk-based capital ratio, common equity Tier I risk-based capital ratio, and Tier I leverage capital ratio were 14.04%, 12.59%, 11.27%, and 8.83%, respectively.

FINANCIAL OPERATING RESULTS

FOURTH QUARTER 2016 COMPARED TO THIRD QUARTER 2016:

Net income for the third and fourth quarter of 2016 was $10.9 million, and diluted EPS for each period was $0.70 per share.

Total revenues3 for the fourth quarter of 2016 of $38.4 million decreased 2% compared to the third quarter of 2016. The decrease in total revenues was driven by an 8% decrease in non-interest income and a less than 1% decrease in net interest income as detailed below.

•
The decrease in non-interest income of $850,000 was primarily due to lower mortgage banking income of $1.1 million, which was driven by a decrease in our interest rate locked residential mortgage loan pipeline of $18.1 million compared to September 30, 2016, partially offset by one-time proceeds received of $577,000 upon liquidation of a mortgage insurance exchange in the fourth quarter of 2016.

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3 Revenue is defined as the sum of net interest income and non-interest income.

•
The decrease in net interest income of $128,000 was driven by a decrease in average interest-earning assets of 1% compared to the third quarter of 2016. Average investment and loan balances for the fourth quarter of 2016 decreased $18.9 million and $13.5 million, respectively, compared to last quarter, partially offset by a 2 basis points increase in net interest margin to 3.26%.

Non-interest expense for the fourth quarter of 2016 increased $359,000, or 2%, to $22.5 million over last quarter. Our efficiency ratio2 for the fourth quarter of 2016 was 57.89%, compared to 55.39% last quarter. The net increase in non-interest expense was driven by:

•	An increase in salary and benefits costs of $394,000, or 3%, primarily due to an increase in incentive compensation based on 2016 financial performance; and

•
An increase in other real estate owned and collection costs of $222,000 was related to higher sub-servicing costs, as one major relationship terminated on December 31, 2016, and the write-down of other real estate owned properties based on current appraisals.

•	Partially offsetting the increases were lower consulting and professional fees of $117,000 and lower debit card expense of $192,000.

The provision for credit losses was $255,000 for the fourth quarter of 2016, representing a decrease of $1.0 million compared to last quarter. The decrease was due to lower net charge-offs during the fourth quarter of $432,000 compared to $1.7 million in the third quarter of 2016, translating to an annualized net charge-offs ratio for the fourth quarter of 0.07%. Additionally, in the fourth quarter one large loan was upgraded from criticized to a pass rating, reducing the required allowance for loan loss by $201,000.

Our effective tax rate for the fourth quarter of 2016 of 30.3% was 1.3% lower than last quarter resulting in lower income tax expense of $210,000 compared to last quarter. The decrease in our effective tax rate for the quarter was driven by tax benefits generated upon exercise of stock options and vesting of restricted shares. Excluding these tax benefits, the Company's net income for the fourth quarter of 2016 was $10.7 million and its diluted EPS was $0.68 per share.

YEAR ENDED DECEMBER 31, 2016 COMPARED TO YEAR ENDED DECEMBER 31, 2015:

Net income for the year ended December 31, 2016 was $40.1 million compared to $21.0 million reported last year, representing an increase of $19.1 million, or 91%. Diluted EPS for the year ended December 31, 2016 was $2.57 per share compared to $1.73 per share reported last year, representing an increase of $0.84 per share, or 49%.

Our return on average assets, average equity and average tangible equity2 for the year ended December 31, 2016 was 1.04%, 10.47% and 14.76%, respectively, compared to 0.70%, 7.54% and 9.91% last year. Our efficiency ratio2 for the year ended December 31, 2016 was 57.53% compared to 61.13% last year.

The improvement in our financial performance and related key metrics for the year ended December 31, 2016 compared to last year highlights the benefits of the acquisition of SBM completed in the fourth quarter of 2015. Through the successful integration and execution of our acquisition strategy we were able to achieve the synergies and cost savings anticipated.

FOURTH QUARTER 2016 DIVIDEND

The Company increased its fourth quarter 2016 dividend by $0.03 per share, or 15%, to $0.23 per share, payable on January 31, 2017, to shareholders of record as of January 17, 2017. This distribution represents an annualized dividend yield of 2.07%, based on the December 30, 2016 (last business day) closing price of Camden National's common stock at $44.45 per share as reported by NASDAQ.

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2 This is a non-GAAP measure. Please refer to the "Reconciliation of non-GAAP to GAAP Financial Measures" for further details.

ANNUAL MEETING

Camden National has scheduled its annual meeting of shareholders for Tuesday, April 25, 2017, at 3:00 p.m. local time, at Point Lookout Resort and Conference Center, 67 Atlantic Highway, Lincolnville, Maine 04849. The date for determining the Company's shareholders of record for the annual meeting is March 3, 2017.

CONFERENCE CALL

Camden National will host a conference call and webcast at 3:30 p.m. eastern time on January 31, 2017 to discuss our fourth quarter and year-to-date 2016 financial results and outlook. Participants should dial in to the call 10 - 15 minutes before it begins. Information about the conference call is as follows:

Live dial-in (domestic):         (888) 349-0139
Live dial-in (international):    (412) 542-4154
Live webcast:            http://services.choruscall.com/links/cac170131.html

A link to the live webcast will be will be available on Camden National's website under "Investors" at www.CamdenNational.com prior to the meeting. The transcript of the conference call will also be available on Camden National's website approximately two days after the conference call.

ABOUT CAMDEN NATIONAL CORPORATION

Camden National Corporation (NASDAQ: CAC) is the holding company of Camden National Bank. Headquartered in Camden, Maine, the Company had approximately $3.9 billion in assets as of December 31, 2016 and is the largest publicly traded bank holding company in Northern New England. Camden National Bank, a leading financial services company offering financial products for consumers, businesses and wealth management clients, is a full-service community bank that employs over 625 people, features a network of 61 banking centers and 84 ATMs in Maine. Camden National Bank offers state-of-the-art online and mobile banking resources as well as comprehensive wealth management, and investment, insurance and financial planning services through Camden National Wealth Management and Camden Financial Consultants. To learn more, visit www.CamdenNational.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, projections and other statements, which are subject to numerous risks, assumptions and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Camden National is engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in Camden National’s Annual Report on Form 10-K for the year ended December 31, 2015, as updated by other filings with the Securities and Exchange Commission ("SEC"). Camden National does not have any obligation to update forward-looking statements.

USE OF NON-GAAP MEASURES

In addition to evaluating the Company's results of operations in accordance with generally accepted accounting principles in the United States ("GAAP"), management supplements this evaluation with certain non-GAAP financial measures, such as the efficiency, tangible common equity, return on average tangible equity and adjusted return ratios; adjusted net income; adjusted diluted EPS; adjusted net interest margin; tangible book value per share; and tax-equivalent net interest income. Management believes these non-GAAP financial measures help investors in understanding the Company's operating performance and trends and allow for better performance comparisons to other banks. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. Reconciliation to the comparable GAAP financial measure can be found in this document.

ANNUALIZED DATA

Certain returns, yields, and performance ratios are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full year or year-over-year amounts.

Selected Financial Data (unaudited)

	At or For The Three Months Ended			At or For The Year Ended
(In thousands, except number of shares and per share data)	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Financial Condition Data
Investments	$897,679	$906,286	$855,995	$897,679	$855,995
Loans and loans held for sale	2,609,400	2,616,653	2,501,164	2,609,400	2,501,164
Allowance for loan losses	(23,116)	(23,290)	(21,166)	(23,116)	(21,166)
Total assets	3,864,230	3,903,966	3,709,344	3,864,230	3,709,344
Deposits	2,828,529	2,889,225	2,726,379	2,828,529	2,726,379
Borrowings	599,675	559,273	572,362	599,675	572,362
Shareholders' equity	391,547	393,181	363,190	391,547	363,190
Operating Data
Net interest income	$28,244	$28,372	$26,371	$113,072	$86,452
Provision for credit losses	255	1,279	957	5,258	1,936
Non-interest income	10,151	11,001	8,464	39,621	27,482
Non-interest expense	22,508	22,149	31,470	89,896	81,139
Income before income tax expense	15,632	15,945	2,408	57,539	30,859
Income tax expense	4,730	5,042	716	17,472	9,907
Net income	$10,902	$10,903	$1,692	$40,067	$20,952
Key Ratios
Return on average assets	1.12%	1.11%	0.19%	1.04%	0.70%
Return on average equity	11.01%	11.18%	1.91%	10.47%	7.54%
Yield on average interest-earning assets	3.72%	3.72%	3.74%	3.80%	3.65%
Average cost of funds	0.47%	0.49%	0.46%	0.49%	0.47%
Net interest margin	3.26%	3.24%	3.30%	3.32%	3.19%
Non-performing loans to total loans	0.97%	0.98%	0.93%	0.97%	0.93%
Non-performing assets to total assets	0.67%	0.67%	0.66%	0.67%	0.66%
Annualized charge-offs to average loans	0.07%	0.26%	0.16%	0.13%	0.10%
Tier I leverage capital ratio	8.83%	8.48%	8.74%	8.83%	8.74%
Common equity Tier I risk-based capital ratio	11.27%	10.86%	10.42%	11.27%	10.42%
Tier I risk-based capital ratio	12.59%	12.16%	11.58%	12.59%	11.58%
Total risk-based capital ratio	14.04%	13.60%	12.98%	14.04%	12.98%
Per Share Data (1)
Basic earnings per share	$0.70	$0.70	$0.11	$2.59	$1.73
Diluted earnings per share	$0.70	$0.70	$0.11	$2.57	$1.73
Cash dividends declared per share	$0.23	$0.20	$0.20	$0.83	$0.80
Book value per share	$25.30	$25.47	$23.69	$25.30	$23.69
Weighted average number of common shares outstanding	15,457,498	15,425,452	14,601,030	15,422,160	12,031,294
Diluted weighted average number of common shares outstanding	15,569,346	15,507,561	14,683,769	15,504,239	12,074,579
Non-GAAP Measures(2)
Adjusted net income	$10,872	$10,933	$7,662	$40,597	$28,186
Adjusted return on average tangible equity	15.22%	15.65%	11.96%	14.95%	13.20%
Return on average tangible equity	15.26%	15.61%	2.98%	14.76%	9.91%
Tangible common equity ratio	7.71%	7.66%	7.18%	7.71%	7.18%
Efficiency ratio	57.89%	55.39%	64.16%	57.53%	61.13%
Adjusted diluted earnings per share(1)	$0.70	$0.70	$0.52	$2.61	$2.33
Tangible book value per share(1)	$18.74	$18.87	$16.89	$18.74	$16.89
(1) Per share data adjusted for three-for-two stock split effective September 30, 2016.
(2) Please see "Reconciliation of non-GAAP to GAAP Financial Measures."

Consolidated Statements of Condition Data (unaudited)

(In thousands, except number of shares)	December 31, 2016	December 31, 2015
ASSETS
Cash and due from banks	$87,707	$79,488
Securities:
Available-for-sale securities, at fair value	779,867	750,338
Held-to-maturity securities, at amortized cost	94,609	84,144
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	23,203	21,513
Total securities	897,679	855,995
Loans held for sale, at fair value	14,836	10,958
Loans	2,594,564	2,490,206
Less: allowance for loan losses	(23,116)	(21,166)
Net loans	2,571,448	2,469,040
Goodwill	94,697	95,657
Other intangible assets	6,764	8,667
Bank-owned life insurance	78,119	59,917
Premises and equipment, net	42,873	45,959
Deferred tax assets	39,263	39,716
Interest receivable	8,654	7,985
Other real estate owned	922	1,304
Other assets	21,268	34,658
Total assets	$3,864,230	$3,709,344
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Demand	$406,934	$357,673
Interest checking	701,494	740,084
Savings and money market	979,263	912,668
Certificates of deposit	468,203	516,867
Brokered deposits	272,635	199,087
Total deposits	2,828,529	2,726,379
Short-term borrowings	530,129	477,852
Long-term borrowings	10,791	35,911
Subordinated debentures	58,755	58,599
Accrued interest and other liabilities	44,479	47,413
Total liabilities	3,472,683	3,346,154
Commitments and Contingencies
Shareholders’ Equity
Common stock, no par value: authorized 20,000,000 shares, issued and outstanding 15,476,379 and 15,330,717 on December 31, 2016 and 2015, respectively	156,041	153,083
Retained earnings	249,415	222,329
Accumulated other comprehensive loss:
Net unrealized losses on available-for-sale securities, net of tax	(6,085)	(3,801)
Net unrealized losses on cash flow hedging derivative instruments, net of tax	(5,694)	(6,374)
Net unrecognized losses on postretirement plans, net of tax	(2,130)	(2,047)
Total accumulated other comprehensive loss	(13,909)	(12,222)
Total shareholders’ equity	391,547	363,190
Total liabilities and shareholders’ equity	$3,864,230	$3,709,344

Consolidated Statements of Income Data (unaudited)

	For The Three Months Ended
(In thousands, except per share data)	December 31, 2016	September 30, 2016	December 31, 2015
Interest Income
Interest and fees on loans	$27,107	$27,395	$25,144
Interest on U.S. government and sponsored enterprise obligations	4,027	4,049	3,904
Interest on state and political subdivision obligations	709	702	704
Interest on federal funds sold and other investments	433	448	231
Total interest income	32,276	32,594	29,983
Interest Expense
Interest on deposits	2,278	2,204	1,881
Interest on borrowings	896	1,161	901
Interest on subordinated debentures	858	857	830
Total interest expense	4,032	4,222	3,612
Net interest income	28,244	28,372	26,371
Provision for credit losses	255	1,279	957
Net interest income after provision for credit losses	27,989	27,093	25,414
Non-Interest Income
Debit card income	1,928	1,894	1,625
Service charges on deposit accounts	1,854	1,799	1,789
Mortgage banking income, net	1,337	2,407	1,056
Income from fiduciary services	1,224	1,225	1,193
Bank-owned life insurance	695	585	413
Brokerage and insurance commissions	505	594	337
Other service charges and fees	468	591	449
Net gain on sale of securities	47	—	—
Other income	2,093	1,906	1,602
Total non-interest income	10,151	11,001	8,464
Non-Interest Expense
Salaries and employee benefits	12,438	12,044	11,670
Furniture, equipment and data processing	2,400	2,349	2,527
Net occupancy costs	1,736	1,685	1,790
Consulting and professional fees	625	742	891
Other real estate owned and collection costs	1,099	877	937
Regulatory assessments	615	667	650
Debit card expense	477	669	637
Amortization of intangible assets	476	475	444
Merger and acquisition costs	—	45	8,786
Other expenses	2,642	2,596	3,138
Total non-interest expense	22,508	22,149	31,470
Income before income tax expense	15,632	15,945	2,408
Income tax expense	4,730	5,042	716
Net income	$10,902	$10,903	$1,692
Per Share Data
Basic earnings per share	$0.70	$0.70	$0.11
Diluted earnings per share	$0.70	$0.70	$0.11

Consolidated Statements of Income Data (unaudited)

	Year Ended December 31,
(In thousands, except per share data)	2016	2015
Interest Income
Interest and fees on loans	$109,224	$81,221
Interest on U.S. government and sponsored enterprise obligations	16,082	15,091
Interest on state and political subdivision obligations	2,836	2,208
Interest on federal funds sold and other investments	1,484	624
Total interest income	129,626	99,144
Interest Expense
Interest on deposits	8,633	6,511
Interest on borrowings	4,506	3,457
Interest on subordinated debentures	3,415	2,724
Total interest expense	16,554	12,692
Net interest income	113,072	86,452
Provision for credit losses	5,258	1,936
Net interest income after provision for credit losses	107,814	84,516
Non-Interest Income
Debit card income	7,578	5,277
Service charges on deposit accounts	7,210	6,423
Mortgage banking income, net	6,258	2,031
Income from fiduciary services	4,960	4,918
Bank-owned life insurance	2,594	1,680
Brokerage and insurance commissions	2,074	1,699
Other service charges and fees	1,962	1,573
Net gain on sale of securities	51	4
Other income	6,934	3,877
Total non-interest income	39,621	27,482
Non-Interest Expense
Salaries and employee benefits	48,072	37,220
Furniture, equipment and data processing	9,557	8,057
Net occupancy costs	7,088	5,695
Consulting and professional fees	3,234	2,625
Other real estate owned and collection costs	3,128	2,491
Regulatory assessments	2,777	2,184
Debit card expense	2,584	1,936
Amortization of intangible assets	1,903	1,306
Merger and acquisition costs	866	10,415
Other expenses	10,687	9,210
Total non-interest expense	89,896	81,139
Income before income tax expense	57,539	30,859
Income tax expense	17,472	9,907
Net income	$40,067	$20,952
Per Share Data
Basic earnings per share	$2.59	$1.73
Diluted earnings per share	$2.57	$1.73

Quarterly Average Balance, Interest and Yield/Rate Analysis (unaudited)

	For the Three Months Ended
	December 31, 2016			December 31, 2015
(In thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Securities - taxable	$791,565	$4,460	2.25%	$748,341	$4,135	2.21%
Securities - nontaxable(1)	103,904	1,090	4.20%	99,281	1,084	4.37%
Loans(2):
Residential real estate	813,846	8,451	4.15%	787,441	8,418	4.28%
Commercial real estate	1,051,346	10,538	3.92%	873,620	9,540	4.27%
Commercial(1)	299,425	3,032	3.96%	279,399	2,526	3.54%
Municipal(1)	20,971	153	2.90%	13,866	122	3.49%
Consumer	349,202	3,712	4.23%	359,851	3,500	3.86%
HPFC	63,662	1,373	8.44%	67,911	1,181	6.90%
Total loans	2,598,452	27,259	4.14%	2,382,088	25,287	4.19%
Total interest-earning assets	3,493,921	32,809	3.72%	3,229,710	30,506	3.74%
Cash and due from banks	87,532			72,588
Other assets	304,114			264,503
Less: allowance for loan losses	(23,323)			(21,216)
Total assets	$3,862,244			$3,545,585
Liabilities & Shareholders' Equity
Deposits:
Demand	$428,057	$—	—%	$355,421	$—	—%
Interest checking	728,563	272	0.15%	691,191	136	0.08%
Savings	481,630	74	0.06%	406,723	61	0.06%
Money market	503,688	521	0.41%	441,431	388	0.35%
Certificates of deposit	477,569	958	0.80%	489,329	952	0.77%
Total deposits	2,619,507	1,825	0.28%	2,384,095	1,537	0.26%
Borrowings:
Brokered deposits	276,347	453	0.65%	203,046	344	0.67%
Subordinated debentures	58,736	858	5.81%	57,973	830	5.68%
Other borrowings	460,708	896	0.77%	503,606	901	0.71%
Total borrowings	795,791	2,207	1.10%	764,625	2,075	1.08%
Total funding liabilities	3,415,298	4,032	0.47%	3,148,720	3,612	0.46%
Other liabilities	52,942			45,223
Shareholders' equity	394,004			351,642
Total liabilities & shareholders' equity	$3,862,244			$3,545,585

Net interest income (fully-taxable equivalent)		28,777			26,894
Less: fully-taxable equivalent adjustment		(533)			(523)
Net interest income		$28,244			$26,371

Net interest rate spread (fully-taxable equivalent)			3.25%			3.28%
Net interest margin (fully-taxable equivalent)			3.26%			3.30%

(1) Reported on tax-equivalent basis calculated using a tax rate of 35%, including certain commercial loans.
(2) Non-accrual loans and loans held for sale are included in total average loans.

Year-to-Date Average Balance, Interest and Yield/Rate Analysis (unaudited)

	For the Year Ended
	December 31, 2016			December 31, 2015
(In thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Securities - taxable	$796,423	$17,566	2.21%	$739,168	$15,715	2.13%
Securities - nontaxable(1)	103,086	4,363	4.23%	76,779	3,397	4.42%
Loans(2):
Residential real estate	822,690	34,366	4.18%	636,516	26,505	4.16%
Commercial real estate(3)	1,004,169	41,228	4.11%	716,112	31,859	4.45%
Commercial(1)	292,709	12,350	4.22%	254,514	9,726	3.82%
Municipal(1)	19,238	572	2.97%	13,698	471	3.44%
Consumer	358,098	15,111	4.22%	310,664	12,053	3.88%
HPFC	70,188	6,191	8.82%	17,117	1,181	6.90%
Total loans	2,567,092	109,818	4.28%	1,948,621	81,795	4.20%
Total interest-earning assets	3,466,601	131,747	3.80%	2,764,568	100,907	3.65%
Cash and due from banks	87,319			55,256
Other assets	305,440			200,857
Less: allowance for loan losses	(22,663)			(21,281)
Total assets	$3,836,697			$2,999,400
Liabilities & Shareholders' Equity
Deposits:
Demand	$386,189	$—	—%	$292,776	$—	—%
Interest checking	724,222	921	0.13%	543,330	427	0.08%
Savings	461,794	278	0.06%	306,536	180	0.06%
Money market	490,155	2,053	0.42%	394,367	1,283	0.33%
Certificates of deposit	489,040	3,793	0.78%	357,972	3,126	0.87%
Total deposits	2,551,400	7,045	0.28%	1,894,981	5,016	0.26%
Borrowings:
Brokered deposits	231,610	1,588	0.69%	229,079	1,495	0.65%
Subordinated debentures	58,718	3,415	5.82%	47,569	2,724	5.73%
Other borrowings	557,684	4,506	0.81%	511,632	3,457	0.68%
Total borrowings	848,012	9,509	1.12%	788,280	7,676	0.97%
Total funding liabilities	3,399,412	16,554	0.49%	2,683,261	12,692	0.47%
Other liabilities	54,778			38,423
Shareholders' equity	382,507			277,716
Total liabilities & shareholders' equity	$3,836,697			$2,999,400

Net interest income (fully-taxable equivalent)		115,193			88,215
Less: fully-taxable equivalent adjustment		(2,121)			(1,763)
Net interest income		$113,072			$86,452

Net interest rate spread (fully-taxable equivalent)			3.31%			3.18%
Net interest margin (fully-taxable equivalent)			3.32%			3.19%

(1) Reported on tax-equivalent basis calculated using a tax rate of 35%, including certain commercial loans.
(2) Non-accrual loans and loans held for sale are included in total average loans.
(3) Includes $734,000 of income recognized in the second quarter of 2015 upon payoff of one loan that was on non-accrual status.

Asset Quality Data (unaudited)
(In thousands)	At or For The Year Ended December 31, 2016	At or For The Nine Months Ended September 30, 2016	At or For The Six Months Ended June 30, 2016	At or For The Three Months Ended March 31, 2016	At or For The Year Ended December 31, 2015
Non-accrual loans:
Residential real estate	$3,945	$3,986	$4,697	$6,275	$7,253
Commercial real estate	12,849	12,917	13,752	3,044	4,529
Commercial	2,088	2,259	3,539	4,128	4,489
Consumer	1,624	1,650	1,615	1,572	2,051
HPFC	207	216	110	357	—
Total non-accrual loans	20,713	21,028	23,713	15,376	18,322
Loans 90 days past due and accruing	—	—	112	—	—
Accruing troubled-debt restructured loans not included above	4,338	4,468	4,509	4,594	4,861
Total non-performing loans	25,051	25,496	28,334	19,970	23,183
Other real estate owned:
Residential real estate	14	75	80	273	407
Commercial real estate	908	736	775	955	897
Total other real estate owned	922	811	855	1,228	1,304
Total non-performing assets	$25,973	$26,307	$29,189	$21,198	$24,487
Loans 30-89 days past due:
Residential real estate	$2,470	$2,228	$2,159	$1,109	$3,590
Commercial real estate	971	599	2,267	4,201	4,295
Commercial	851	463	630	667	637
Consumer	1,018	552	1,090	808	1,255
HPFC	1,029	492	876	624	165
Total loans 30-89 days past due	$6,339	$4,334	$7,022	$7,409	$9,942
Allowance for loan losses at the beginning of the period	$21,166	$21,166	$21,166	$21,166	$21,116
Provision for loan losses	5,269	5,011	3,724	870	1,938
Charge-offs:
Residential real estate	356	229	229	210	801
Commercial real estate	315	273	241	222	481
Commercial	2,218	1,970	429	226	655
Consumer	409	289	226	143	679
HPFC	507	507	302	—	—
Total charge-offs	3,805	3,268	1,427	801	2,616
Total recoveries	486	381	254	104	728
Net charge-offs	3,319	2,887	1,173	697	1,888
Allowance for loan losses at the end of the period	$23,116	$23,290	$23,717	$21,339	$21,166
Components of allowance for credit losses:
Allowance for loan losses	$23,116	$23,290	$23,717	$21,339	$21,166
Liability for unfunded credit commitments	11	14	22	24	22
Allowance for credit losses	$23,127	$23,304	$23,739	$21,363	$21,188
Ratios:
Non-performing loans to total loans	0.97%	0.98%	1.10%	0.80%	0.93%
Non-performing assets to total assets	0.67%	0.67%	0.75%	0.56%	0.66%
Allowance for loan losses to total loans	0.89%	0.90%	0.92%	0.86%	0.85%
Net charge-offs to average loans (annualized)
Quarter-to-date	0.07%	0.26%	0.07%	0.11%	0.16%
Year-to-date	0.13%	0.15%	0.09%	0.11%	0.10%
Allowance for loan losses to non-performing loans	92.28%	91.35%	85.71%	106.86%	91.30%
Loans 30-89 days past due to total loans	0.24%	0.17%	0.27%	0.30%	0.40%

Reconciliation of non-GAAP to GAAP Financial Measures

Efficiency Ratio:
	For the Three Months Ended			For the Year Ended
(In thousands)	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Non-interest expense, as presented	$22,508	$22,149	$31,470	$89,896	$81,139
Less: merger and acquisition costs	—	(45)	(8,786)	(866)	(10,415)
Adjusted non-interest expense	$22,508	$22,104	$22,684	$89,030	$70,724
Net interest income, as presented	$28,244	$28,372	$26,371	$113,072	$86,452
Add: effect of tax-exempt income(1)	533	533	523	2,121	1,763
Non-interest income, as presented	10,151	11,001	8,464	39,621	27,482
Less: net gain on sale of securities	(47)	—	—	(51)	(4)
Adjusted net interest income plus non-interest income	$38,881	$39,906	$35,358	$154,763	$115,693
Non-GAAP efficiency ratio(2)	57.89%	55.39%	64.16%	57.53%	61.13%
GAAP efficiency ratio	58.62%	56.25%	90.34%	58.87%	71.22%
(1) Assumed a 35% tax rate.
(2) For the three months and nine months ended September 30, 2016 non-GAAP efficiency ratio has been adjusted from what was previously reported to remove the adjustments to non-interest expense for bank-owned life insurance death benefits and legal settlement proceeds. The Company had previously reported a non-GAAP efficiency ratio for the three and nine months ended of 56.29% and 57.92%, respectively, and as revised was 55.39% and 57.40%.

Tax-Equivalent Net Interest Income:

	For the Three Months Ended			For the Year Ended
(In thousands)	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net interest income, as presented	$28,244	$28,372	$26,371	$113,072	$86,452
Add: effect of tax-exempt income(1)	533	533	523	2,121	1,763
Net interest income, tax equivalent	$28,777	$28,905	$26,894	$115,193	$88,215
(1) Assumed a 35.0% tax rate.

Tangible Book Value Per Share and Tangible Common Equity Ratio:
	December 31, 2016	September 30, 2016	December 31, 2015
(In thousands, except number of shares and per share data)
Tangible Book Value Per Share:
Shareholders' equity, as presented	$391,547	$393,181	$363,190
Less: goodwill and other intangible assets	(101,461)	(101,937)	(104,324)
Tangible equity	$290,086	$291,244	$258,866
Shares outstanding at period end	15,476,379	15,434,856	15,330,717
Tangible book value per share	$18.74	$18.87	$16.89
Book value per share	$25.30	$25.47	$23.69
Tangible Common Equity Ratio:
Total assets	$3,864,230	$3,903,966	$3,709,344
Less: goodwill and other intangibles	(101,461)	(101,937)	(104,324)
Tangible assets	$3,762,769	$3,802,029	$3,605,020
Tangible common equity ratio	7.71%	7.66%	7.18%
Shareholders' equity to total assets	10.13%	10.07%	9.79%

Adjusted Net Income and Adjusted Diluted EPS:
	For the Three Months Ended			For the Year Ended
(In thousands, except per share data)	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Adjusted Net Income:
Net income, as presented	$10,902	$10,903	$1,692	$40,067	$20,952
Merger and acquisition costs, net of tax(1)	—	30	5,970	563	7,237
Net gain on sale of securities, net of tax(1)	(30)	—	—	(33)	(3)
Adjusted net income	$10,872	$10,933	$7,662	$40,597	$28,186
Adjusted Diluted EPS:
Diluted EPS, as presented	$0.70	$0.70	$0.11	$2.57	$1.73
Adjusted net income impact	—	—	0.41	0.04	0.60
Adjusted diluted EPS	$0.70	$0.70	$0.52	$2.61	$2.33
(1) Assumed a 35% tax rate for deductible expenses.

Adjusted Return on Average Tangible Equity and Adjusted Return on Average Tangible Equity:
	For the Three Months Ended			For the Year Ended
(In thousands)	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net income, as presented	$10,902	$10,903	$1,692	$40,067	$20,952
Amortization of intangible assets, net of tax(1)	309	309	289	1,237	849
Net income, adjusted for amortization of intangible assets	11,211	11,212	1,981	41,304	21,801
Merger and acquisition costs, net of tax(2)	—	30	5,970	563	7,237
Net gain on sale of securities, net of tax(1)	(30)	—	—	(33)	(3)
Adjusted tangible net income	$11,181	$11,242	$7,951	$41,834	$29,035
Average equity	$394,004	$387,972	$351,642	$382,507	$277,716
Less: average goodwill and other intangible assets	(101,689)	(102,168)	(87,814)	(102,711)	(57,833)
Average tangible equity	$292,315	$285,804	$263,828	$279,796	$219,883
Adjusted return on average tangible equity	15.22%	15.65%	11.96%	14.95%	13.20%
Return on average tangible equity	15.26%	15.61%	2.98%	14.76%	9.91%
Return on average equity	11.01%	11.18%	1.91%	10.47%	7.54%
(1) Assumed a 35% tax rate.
(2) Assumed a 35% tax rate for tax deductible expenses.

Adjusted Net Interest Margin
	For the Three Months Ended			For the Year Ended
(In thousands)	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net interest income, tax equivalent, as presented	$28,777	$28,905	$26,894	$115,193	$88,215
Less: fair value mark accretion from purchase accounting	(912)	(1,030)	(737)	(5,082)	(812)
Less: collection of previously charged-off acquired loans	(94)	(208)	(52)	(1,078)	(52)
Adjusted net interest income, tax equivalent	$27,771	$27,667	$26,105	$109,033	$87,351
Average total interest-earnings assets	$3,493,921	$3,526,353	$3,229,710	$3,466,601	$2,764,568
Net interest margin (fully-taxable equivalent)(1)	3.26%	3.24%	3.30%	3.32%	3.19%
Adjusted net interest margin (fully-taxable equivalent)(1)	3.14%	3.10%	3.22%	3.15%	3.16%
(1) Annualized.

CONTACT: Michael R. Archer, Senior Vice President, Corporate Controller, Camden National Corporation, (800) 860-8821, marcher@camdennational.com